UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 7, 2014

ClearOne, Inc.
(Exact name of registrant as specified in its charter)

Utah	001-33660	87-0398877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5225 Wiley Post Way, Suite 500, Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

(801) 975-7200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 7, 2014, ClearOne, Inc. (the “Company”) issued a press release attached hereto as Exhibit 99.1 and incorporated by reference. In the press release, the Company announced that it had entered into an agreement to acquire the Spontania business of Spain-based Dialcom Networks, S.L.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Title of Document	Location
99.1	Press Release dated January 7, 2014 captioned “ClearOne to Acquire Spontania and Expand its Video Conferencing Offering to Include Cloud Solutions.”	This Filing

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE, INC.

Date: January 10, 2014	By:	/s/ Zee Hakimoglu
Zee Hakimoglu
President & Chief Executive Officer

Contact:
Brent Johnson, Investor Relations
801-303-3577
brent.johnson@clearone.com
CLEARONE TO ACQUIRE SPONTANIA AND EXPAND ITS VIDEO CONFERENCING OFFERING TO INCLUDE CLOUD SOLUTIONS
Acquisition empowers service providers and partners to bring subscription-based SaaS and PaaS offerings to the burgeoning cloud services market
SALT LAKE CITY, UTAH, (January 7, 2014) - ClearOne (NASDAQ: CLRO) has entered into an agreement to acquire Spontania from Spain-based Dialcom Networks, S.L. in an all-cash deal for €3.65 million (approximately US $5.0 million). Spontania is a software-based cloud collaboration solution which combines the benefits of video conferencing and web conferencing into a unique, effective and powerful enterprise solution that can scale to tens of thousands of users.
The addition of Spontania makes ClearOne the only company offering an entirely software-based video conferencing product line that provides on-premise and cloud-based Software-as-a-Service (SaaS) and Platform-as-a-Service (PaaS) solutions. Spontania complements ClearOne’s existing premise-based, enterprise video conferencing offering, COLLABORATE® (VCON).
“This acquisition will position ClearOne to address a broad range of needs in the rapidly growing desktop and mobile video communications markets," said Zee Hakimoglu, Chairman and CEO of ClearOne. "ClearOne can now offer its partners and end users a clear choice between public cloud, private cloud and on-premise solutions for video collaboration along with our industry-leading voice solutions.”
“Spontania’s acquisition by ClearOne will benefit and provide new opportunities for our partners, customers and other stakeholders,” said Enrique Dominguez, President and CEO of Dialcom Networks.  “ClearOne shares our vision for the future growth of the video collaboration market and will be able to leverage its strengths and global leadership position to continue to enhance our cloud-based video collaboration solutions.”
 ClearOne will fund the acquisition of substantially all the assets of Spontania business with available cash and will not assume any debt or cash. The acquisition is expected to be accretive immediately and should close by the end of the first quarter of 2014, subject to customary closing conditions, including applicable regulatory approvals.
Since 2007, Gartner, the leading IT research and advisory firm, has consistently ranked Spontania in their “Magic Quadrant.” Spontania enables real-time video and voice conferencing, presence and instant messaging, as well as advanced collaboration services, including the ability to share interactive whiteboard, media files and presentations. Designed to be flexible, Spontania is interoperable with other standards-based conferencing and communication platforms and runs on multiple platforms and devices including Android and iOS for smartphones and tablets, and on PC platforms such as Windows, Linux and Mac.
About ClearOne
ClearOne is a global company that designs, develops and sells conferencing, collaboration, streaming and digital signage solutions for voice and visual communications.  The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability.  More information about the company can be found at www.clearone.com.
More information about Spontania can be found at www.dialcom.com.